Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of our report dated December 18, 2020, relating to the financial statements of Locust Walk Acquisition Corp. appearing in the Registration Statement on Form S-1, File No. 333-251496.

/s/ WithumSmith+Brown, PC

New York, New York
January 7, 2021